Exhibit 10.6

CALL OPTION AGREEMENT

THIS CALL OPTION AGREEMENT (this Agreement”) is made and entered into as of August 1, 2013 (the “Effective Date”) by and between AudioEye, Inc., a Delaware corporation (“AudioEye”), and CMG Holdings Group Inc., a Nevada corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller is, as of the date hereof, the holder of record of 4,500,874 shares of AudioEye common stock, par value $.00001 per share (the “Option Shares”); and

WHEREAS, Seller hereby irrevocably grants to AudioEye and/or one or more designees of AudioEye (the designees and AudioEye are collectively, “Purchaser”) an option to purchase up to all of the Optioned Shares during the term of this Agreement under the terms and conditions set forth thereafter; and

WHEREAS, Seller and AudioEye are the parties to that certain Royalty Agreement, dated as of August 15, 2012 (the “Royalty Agreement); and

WHEREAS, in exchange for a payment of $85,000 made by AudioEye to Seller during the term of this Agreement, Seller is willing to terminate the Royalty Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Termination of Royalty Agreement

1.1           Seller hereby agrees, irrevocably and without any additional requirement, to grant AudioEye an exclusive option whereby, while this Agreement is in effect and upon the fulfillment of all the conditions stipulated in Section 1.2, AudioEye shall be entitled, at its sole discretion, to terminate the Royalty Agreement, automatically and with no further action required of the parties, upon the payment of $85,000 (the “Termination Payment”) by AudioEye to Seller.

1.2           The parties acknowledge that while this Agreement is in effect, AudioEye shall be entitled but not obligated to make the Termination Payment, and that upon such Termination Payment being made while this Agreement is in effect, the parties agree that Royalty Agreement shall be terminated mutually, automatically and with no further action of the parties required. If AudioEye decides to make the Termination Payment, then, in accordance with the notice provisions of this Agreement, AudioEye shall issue to Seller a notice to that effect accompanied by payment of the Termination Payment. The parties agree that the Termination Payment can only be made in conjunction with the exercise of the option granted pursuant to Section 2.

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

1.3           Upon such Termination Payment being made while this Agreement is in effect, the parties agree that except for obligations assumed or acknowledged under this Agreement, each of Seller and AudioEye, for itself and its affiliates, subsidiaries, successors and assigns, hereby completely releases and forever discharges the other party, and its representatives, past and present shareholders, officers, directors, agents, employees, attorneys, insurers, successors and assigns, from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature or character, known or unknown, that they may now have or have ever had arising from, or in any way related to, the Royalty Agreement.

2.             Granting the Call Option

2.1           Seller hereby agrees, irrevocably and without any additional requirement, to grant Purchaser an exclusive call option whereby, while this Agreement is in effect and upon the fulfillment of all the conditions stipulated in Section 2.2, Purchaser shall be entitled to purchase, at its sole discretion, in the manner and at the price prescribed in this Agreement, through a single or multiple transactions, all, but not less than all, of the Option Shares held by Seller; and upon exercise of such call option, Seller shall then transfer the purchased Option Shares to Purchaser in accordance with this Agreement.

2.2           The parties acknowledge that while this Agreement is in effect, Purchaser shall be entitled but not obligated to exercise, at any time (the timing is entirely at the discretion of Purchaser), the call option with Seller. If Purchaser decides to purchase from Seller all of the Option Shares, then, in accordance with the notice provisions of this Agreement, Purchaser shall issue to Seller an exercise notice (“exercise notice”). The exercise notice will include: (a) the number of Option Shares to be acquired by each Purchaser, (b) the option exercise price to be paid for the Option Shares to be acquired by each Purchaser, and (c) the full name (and jurisdiction of organization if other than a natural person), address and tax identification number of each Purchaser.

3.             Exercising the Call Option

3.1           In the event Purchaser chooses to exercise the call option as prescribed in Section 2, Purchaser may, at its sole discretion, exercise the call option in multiple transactions during the term of this Agreement so that all the Option Shares have been obtained.

3.2           When exercising the call option as prescribed in Section 3.1, Purchaser may, at its sole discretion, choose the number of Option Shares that the exercise of the call option shall require of Seller to transfer to each Purchaser; and Seller shall transfer to each Purchaser the number of Option Shares as specified for each Purchaser. In return for the Option Shares transferred upon each exercise of the call option, Purchaser shall pay to Seller the option exercise price as stipulated in Section 4.1 of this Agreement.

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

3.3           Each time it decides to exercise the call option, Purchaser shall issue an exercise notice to Seller; and upon receiving the exercise notice and the attendant option exercise price as prescribed in Section 4.1, and in compliance with the provisions of this Agreement, Seller shall proceed immediately to transfer to Purchaser, all at once and as soon as practically possible, the number of Option Shares specified in the exercise notice.

3.4           Upon Purchaser issuing an exercise notice, Seller hereby undertakes to: (1) take any and all necessary corporate measures to ensure that Seller approves the transfer to Purchaser of the Option Shares specified in the exercise notice; (2) ensure that Seller’s board of directors takes any necessary actions to approve the transfer by Seller to Purchaser of the Option Shares specified in the exercise notice; (3) proceed to promptly instruct AudioEye’s transfer agent to transfer to Purchaser the Option Shares specified in the exercise notice and execute all other relevant legal documents so that the Option Shares specified in the exercise notice are legally and validly transferred to Purchaser.

4.             Share Transfer Price and Payment

4.1           In accordance with this Agreement, to purchase the Option Shares held by Seller, Purchaser shall pay the option exercise price as follows: (a) If Purchaser decides to purchase the Option Shares, then the total option exercise price for purchasing the Option Shares shall be $1,415,000; and (b) the Termination Payment of $85,000 in Section 1.1 above must accompany the option exercise price.   The parties agree that this is an all or none transaction and that the Seller must receive $1,500,000 in aggregate, consisting of the option exercise price and the Termination Payment, from Purchaser in order to terminate the Royalty Agreement and purchase the Option Shares.

5.             Representations and Warranties

5.1           Seller hereby provides the following representations and warranties to Purchaser:

 (a)           Seller is a duly established corporation registered and subsisting under the laws of the State of Nevada with full capacity to enter into and execute this Agreement as well as all other documents to be executed in connection with the transactions contemplated in this Agreement, full legal rights and capacity to undertake the legal obligations and responsibilities as set forth in this Agreement, and full capacity to enter legal proceedings as an independent subject.

 (b)           Seller has legally and duly executed and delivered this Agreement, which constitutes a legal, valid and binding agreement of Seller, enforceable in accordance with the terms hereof.

 (c)           The Option Shares have been fully, timely and legally paid for by Seller.

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

 (d)           Seller is the only person that has the ultimate legal title to the Option Shares free and clear of any trusts, custodies, liens, pledges, claims or other guarantees and third party encumbrances, except for this Agreement and the pledge of Option Shares hereunder; and as set forth in this Agreement, upon exercise of the call option, Purchaser shall have valid and complete title to the Option Shares free and clear of any trusts, custodies, liens, pledges, claims or other guarantees and third party encumbrances.

 (e)           The execution and delivery of this Agreement by Seller and the performance by Seller of the provisions in this Agreement do not violate or contravene any applicable law, any contracts that Seller is party to and that are legally binding on its assets, any court orders, any judgments of arbitration tribunals, or any decisions by administrative authorities.

 (f)           To the best knowledge of Seller, the Option Shares are not a subject of any pending or threatened suit, legal proceeding or claim by any court or arbitration tribunal, or of any administrative proceeding, measure or claim by any government agency; and there is no suit, arbitration, judicial action, administrative measures or other situations that have a material adverse effect on Seller’s capacity to undertake the obligations hereunder such that Seller will be unable to maintain its legal holding of the Option Shares.

5.2           Seller hereby assures Purchaser that the above representations and warranties of Seller are and shall remain all true, complete and accurate, without any omissions, misleading information or errors, as of the date of this Agreement and during the term of this Agreement.

5.3           AudioEye hereby provides the following representations and warranties to Seller:

 (a)           AudioEye is a duly established corporation registered and subsisting under the laws of the State of Delaware with full capacity to enter into and execute this Agreement as well as all other documents to be executed in connection with the transactions contemplated in this Agreement, full legal rights and capacity to undertake the legal obligations and responsibilities as set forth in this Agreement, and full capacity to enter legal proceedings as an independent subject.

 (b)           AudioEye has legally and duly executed and delivered this Agreement, which constitutes a legal, valid and binding agreement of AudioEye, enforceable in accordance with the terms hereof.

5.4           AudioEye hereby assures Seller that the above representations and warranties of AudioEye are and shall remain all true, complete and accurate, without any omissions, misleading information or errors, as of the date of this Agreement and during the term of this Agreement.

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

6.             Covenants

6.1           While this Agreement is in effect, without obtaining in advance the written consent of AudioEye, Seller shall not proceed to dispose in any manner of all or a portion of the Option Shares or to involve any of the Option Shares in any trust, custody, pledge or third party encumbrance.

7.             Confidentiality

7.1           Each party shall keep this Agreement and its terms confidential and shall not disclose to any third party the content herein or make any press release or public disclosure in any form regarding the transactions contemplated herein; provided, however, that the foregoing shall not prohibit any disclosure: (i) required by law or regulations; (ii) of any information that has entered the public domain not as a result of a breach of contract by the party making the disclosure; (iii) to attorneys, accountants, investment consultants or other agents of the parties assisting the parties in connection with the transactions contemplated herein; or (iv) for which a written consent by the other party has been obtained in advance.

7.2           Notwithstanding other provisions herein, the validity of this section shall survive the cessation or termination of this Agreement.

8.             Liability for Breach

8.1           Other than the breach of contract by Seller in the event of default on the covenants, representations, warranties or undertakings as set forth in this Agreement, Seller shall also be deemed in violation of this Agreement if the following occurs:

 (a)           a material adverse change has occurred in the business or assets of Seller such that AudioEye has reason to believe that it constitutes a material adverse effect or a threat thereof on the capacity of Seller to fulfill its obligations under this Agreement; or

 (b)           bankruptcy, dissolution, split-up, reorganization, liquidation, suspension of business license for Seller have been imposed from outside or initiated from within, or there is a material threat thereof.

8.2           Should any party (“the breaching party”) fail to fulfill its obligations under this Agreement, on the condition that the other party’s (“non-defaulting party”) other rights under this Agreement are not affected, the breaching party shall assume the responsibilities for breach of contract in accordance with the provisions of this Agreement and applicable laws, including but not limited to actual performance, providing remedies and compensating the non-defaulting party for damages.

8.3           The termination or dissolution of this Agreement does not absolve any party from the liabilities that were assumed under this Agreement prior to or at the time of the termination or dissolution, nor does it affect the rights of any party to seek compensation from the other party for breach of contract prior thereto.

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

9.             Effectiveness, Term and Termination

9.1           Upon execution by all the parties or their authorized agent, this Agreement shall come into force on the Effective Date.

9.2           Unless otherwise provided herein, this Agreement shall automatically terminate at 5:00 P.M. Tucson time on that date which is thirty (30) calendar days from the Effective Date.

10.           Taxes and Expenses

10.1         The parties hereto shall each bear their respective expenses and costs in connection with the consultation, drafting and finalization of this Agreement as well as all the transactions contemplated herein or any related legal, financial, business or other affairs.

11.           Notification

11.1         Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  Notices shall be addressed to the parties as follows:

If to Seller:

CMG Holdings Group, Inc.
333 Hudson Street, Suite 303
New York, NY 10013
Attn: Jeffrey Devlin, CEO
Fax: (___) ___-____

If to AudioEye:

AudioEye, Inc.
9070 S Rita Rd.
Suite 1450
Tucson, AZ 85747
Attn: Nathan Bradley, CEO
Fax: (520) 844-2989

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

12.           Transfer

12.1         Seller hereby acknowledges that AudioEye has the right to transfer, at its sole discretion, all or part of its rights and/or obligations under this Agreement to one or more designees without having to obtain the written consent of Seller.

12.2         Without the written consent in advance from Purchaser, Seller shall not transfer its rights and/or obligations under this Agreement.

13.           Governing Law and Jurisdiction

13.1         This Agreement shall be governed by and interpreted according to the laws of the State of Delaware, without giving effect to the choice of law provisions of such State.  Any actions for enforcement of this Agreement or interpretation of any of the provision of this Agreement or otherwise arising out of or relating to this Agreement shall be brought only in the state courts of or in the federal courts located in Pima County, State of Arizona.  The parties agree to submit to the jurisdiction of such courts. The Parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Pima County, State of Arizona. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

14.           General Provisions

14.1         Purchaser and Seller agree to further complete, execute, deliver and perform what is reasonably requested by any party and to ensure that related persons act likewise with regard to additional measures such as taking actions, executing documents or delivering documents, in order that the transactions contemplated in this Agreement may be consummated smoothly.

14.2         The waiver or failure of either party to exercise in any respect any right provided in this Agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled.

14.3         The terms and conditions set forth herein constitute the entire agreement between the parties and supersede any communications or previous agreements with respect to the subject matter of this Agreement.  There are no written or oral understandings directly or indirectly related to this Agreement that are not set forth herein.  No change can be made to this Agreement other than in writing and signed by both parties.

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

14.4         This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. This Agreement shall also inure to the benefit of the Purchasers, their successors and assigns

14.5         If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

14.6         All section references refer to the sections of this Agreement.

14.7         In this Agreement, unless expressly defined otherwise, reference to words importing a gender or neutral words include every gender and references to “person”, “third party”, “third person” include natural person, societies corporate or non-corporate (other organizations), including government agencies.

14.8         Headings are for convenience only and shall not affect the interpretation of this Agreement.

14.9         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AUDIOEYE, INC.	CMG HOLDINGS GROUP, INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

Call Option Agreement	AudioEye, Inc./CMG Holdings Group, Inc.